[LETTERHEAD OF MURTHA CULLINA LLP]






                                  March 8, 2004



The Board of Directors
Delcath Systems, Inc.
1100 Summer Street
Stamford, Connecticut 06905

          Re:  Registration Statement on Form S-3 (No. 333-121681)

Dear Sirs:

     We have acted as special counsel to Delcath Systems, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 (No. 333-121681), as filed on the date hereof (the "Registration Statement"), for the public reoffer by certain selling stockholders of up to 3,397,909 shares (the "Secondary Shares") of Common Stock. The Secondary Shares consist of (i) 1,306,487 shares issued in connection with private placements to accredited investors in November and December 2004 (the "2004 Shares"); (ii) 2,019,925 shares (the "2004 Warrant Shares") issuable upon exercise of the Company's outstanding Series A, Series B, Series C or Series D Redeemable Common Stock Purchase Warrants issued to such investors in 2004 (the "2004 Warrants"); and (iii) 71,497 shares (the "Placement Agent Warrant Shares") issuable upon exercise of outstanding warrants issued to the placement agent in connection with the November 2004 private placement to accredited investors (the "Placement Agent Warrants").

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the following documents: (a) the Amended and Restated Certificate of Incorporation of the Company, as amended, in the form filed as
Exhibit 3.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2004 (file No. 001-16133); (b) the Amended and Restated Bylaws of the Company in the form filed as Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 333-39470); (c) the resolution adopted by the Board of Directors of the Company at a meeting held on November 5, 2004; and (d) such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In our examination of the foregoing, we have assumed that: (a) the factual statements made therein are accurate and complete; (b) the signatures on documents and instruments


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The Board of Directors
Delcath Systems, Inc.
March 8, 2004
Page 2


submitted to us as originals are authentic; and (c) documents submitted to us as certified, conformed or photostatic copies of original documents conform with the originals thereof and the originals thereof are authentic.

     Based upon the foregoing, we are of the opinion that:

          1. The 2004 Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          2. The 2004 Warrant Shares, when issued upon exercise of the 2004 Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

          3. The Placement Agent Warrant Shares, when issued upon exercise of the Placement Agent Warrants in accordance with their terms, will be duly authorized, validly issued, fully paid and nonassessable.

     The foregoing opinions are limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law. We assume no obligation to supplement this opinion, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

     This opinion is being furnished to you for filing as an exhibit to the Registration Statement and, accordingly, may not be relied upon by or quoted in any manner or delivered to any person or entity other than the Company and its stockholders without, in each instance, our prior written consent.

     We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm appearing under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving this consent, we do not admit that we are



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The Board of Directors
Delcath Systems, Inc.
March 8, 2004
Page 3


within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         MURTHA CULLINA LLP



                                         By     /s/ PAUL G. HUGHES
                                            ---------------------------
                                                    Paul G. Hughes